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                                                                      Exhibit 23

                        Consent of Independent Auditors


The Board of Directors
Community Bankshares, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-2157, 33-53678, 33-44264 and 33-18853) on Forms S-8 of our report dated January 22, 1997, relating to the consolidated balance sheets of Community Bankshares, Inc. and subsidiaries as of December 31, 1996 and 1995 and June 30, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1996, the six months ended December 31, 1995, and for each of the years in the two year period ended June 30, 1995, which report appears in the December 31, 1996 annual report on Form 10-K of Community Bankshares, Inc.


                                    /s/ KPMG Peat Marwick LLP
                                    KPMG Peat Marwick LLP


Boston, Massachusetts
March 27, 1997